                                                                  EXHIBIT 24.11



POWER OF ATTORNEY


The undersigned director and/or officer of Karrington Health, Inc. (the "Company"), does hereby constitute and appoint Richard R. Slager and Alan B. Satterwhite, or either of them, my true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in my name and on my behalf in my capacity as a director of the Company and to execute any and all instruments for me and in my name in the capacity indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the filing requirements of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Form 10-K"), including specifically but without limitation, power and authority to sign for me in my name, in the capacity indicated above, the 1996 Form 10-K and any and all amendments to such 1996 Form 10-K; and I do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

                                        /S/ MICHAEL H. THOMAS
                                        Michael H. Thomas
                                        Director